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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                              RMI TITANIUM COMPANY
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             (Exact name of registrant as specified in its charter)


            Ohio                                                  31-0875005
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(State of incorporation or organization)                      (IRS Employer
                                                            Identification No.)

1000 Warren Avenue, Niles, Ohio                                      44446
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(Address of principal executive offices)                           (Zip Code)

If this form relates to the                       If this form relates to the
registration of a class of                        registration of a class of
debt securities and is                            debt securities and is to
effective upon filing                             become effective
pursuant to General                               simultaneously with the
Instruction A(c)(1) please                        effectiveness of a
check the following box. [ ]                      concurrent registration
                                                  statement under the
                                                  Securities Act of 1933
                                                  pursuant to General
                                                  Instruction A(c)(2) please
                                                  check the following box.  [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                      Name of each exchange on which
    to be so registered                      each class is to be registered
    -------------------                      ------------------------------

Preferred Stock Purchase Rights                   New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:


--------------------------------------------------------------------------------
                                 Title of class


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                                 Title of class



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ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.
         ------------------------------------------

         On June 9, 1997, the Directors of RMI Titanium Company (the "Company") declared a dividend distribution of one right (a "Right") for each share of Common Stock, par value $.01 per share (the "Common Shares"), of the Company outstanding at the close of business on June 19, 1997 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of June 9, 1997 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, LLC, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 10.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2.  EXHIBITS.
         --------

         Exhibit
         Number   Exhibit
         -------  -------

         10.1 Rights Agreement (including a Certificate of Adoption of Amendment to Amended Articles of Incorporation as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

         99.1     Form of letter to stockholders, dated June 19,
                  1997

         99.2     Press release, dated June 10, 1997




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         RMI TITANIUM COMPANY

                                         By:  /s/ Timothy G. Rupert
                                             --------------------------------
                                             Timothy G. Rupert
                                             Executive Vice President
                                             and Chief Financial Officer

Dated:  June 10, 1997



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                                INDEX TO EXHIBITS

        EXHIBIT
        NUMBER            EXHIBIT
        -------           -------

         10.1 Rights Agreement (including a Certificate of Amendment to Amended Articles of Incorporation as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

         99.1             Form of letter to stockholders, dated June 19,
                          1997

         99.2             Press release, dated June 10, 1997